Exhibit 99.1

UNITED STATES DEPARTMENT OF JUSTICE

OFFICE OF THE UNITED STATES TRUSTEE

SOUTHERN DISTRICT OF CALIFORNIA

In Re:		CHAPTER 11 (BUSINESS)

IMAGENETIX, INC.,		CASE NO. ___ 12-16423 MM11
OPERATING REPORT NO. 13
	Debtor(s).	FOR THE MONTH ENDING:
12/31//2013

I. CASH RECEIPTS AND DISBURSEMENTS

A. (GENERAL ACCOUNT*)

1. TOTAL RECEIPTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$1,467,376.59

2. LESS: TOTAL DISBURSEMENTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$1,430,122.52

3. BEGINNING BALANCE		$37,254.07

4. RECEIPTS DURING CURRENT PERIOD:

ACCOUNTS RECEIVABLE - PRE-FILING	$-
ACCOUNTS RECEIVABLE - POST-FILING	$254,115.23
GENERAL SALES	$-
OTHER (SPECIFY) _Customer deposits on future sales_	$8,250.00
OTHER ** (SPECIFY) _Rental sublet _	$200.00

TOTAL RECEIPTS THIS PERIOD:		$262,565.23
5. BALANCE:		$299,819.30

6. LESS: TOTAL DISBURSEMENTS DURING CURRENT PERIOD

TRANSFERS TO OTHER DIP ACCOUNTS	$-
DISBURSEMENTS	$113,284.53
TOTAL DISBURSEMENTS THIS PERIOD***:		$113,284.53

7. ENDING BALANCE:		$186,534.77

8. GENERAL ACCOUNT NUMBER ____xxxxxx8451__________________________

DEPOSITORY NAME AND LOCATION _California Bank & Trust, 16796 Bernardo Center Dr.,

_______________________________________San Diego, CA 92128_______________________________________

*	All receipts must be deposited into the general account.
**	Include receipts from the sale of any real or personal property out of the ordinary course of business; attach an exhibit specifying what was sold, to whom, terms, and date of Court Order or Report of Sale.
***	This amount should be the same as the total from page 2.

IX. BALANCE SHEET

(ACCRUAL BASIS ONLY)

	Current Month End

ASSETS
Current Assets:
Unrestricted Cash	$186,834.77
Restricted Cash
Accounts Receivable	$429,146.33
Inventory	$36,473.26
Notes Receivable
Prepaid Expenses
Other (Itemize)
Total Current Assets		$652,454.36

Property, Plant, and Equipment	$254,873.45
Accumulated Depreciation/Depletion	$(253,121.82)
Net Property, Plan, and Equipment		$1,751.63

Other Assets (Net of Amortization):
Due from Insiders
Other (Itemized) See page 12 disclosure attached	$51,056.90
Total Other Assets		$51,056.90

TOTAL ASSETS		$705,262.89

LIABILITIES
Post-Petition Liabilities:
Accounts Payable	$102,811.45
Taxes Payable
Notes Payable
Professional Fees	$290,234.80
Secured Debt
Other (Itemized) See page 12 disclosure attached	$140,778.30
Total Post-Petition Liabilities		$533,824.55

Pre-Petition Liabilities:
Secured Liabilities	$3,910,134.23
Priority Liabilities	$1,895.00
Unsecured Liabilities	$949,628.01
Other (Itemized) See page 12 disclosure attached	$21,039.60
Total Pre-Petition Liabilities		$4,882,696.84

TOTAL LIABILITIES		$5,416,521.39

EQUITY:
Pre-Petition Owners' Equity	$(5,337,578.31)
Post-Petition Profit/(Loss)	$626,319.81
Direct Charges to Equity

TOTAL EQUITY		$(4,711,258.50)

TOTAL LIABILITIES & EQUITY		$705,262.89

IX. PROFIT AND LOSS STATEMENT

(ACCRUAL BASIS ONLY)

	Current Month	Cumulative Post-Petition
Sales/Revenue:
Gross Sales/Revenue	$288,715.38	$2,701,457.80
Less: Returns/Discounts	(_____________ )	(_____________ )
Net Sales/Revenue	$288,715.38	$2,701,457.80

Cost of Goods Sold:
Beginning Inventory at cost	$34,670.36	$22,488.00
Purchases	$20,397.28	$557,932.14
Less: Ending Inventory at cost	$(36,473.26)	$(36,473.26)
Cost of Goods Sold (COGS)	$18,594.38	$543,946.88

Gross Profit	$270,121.00	$2,157,510.92

Other Operating Income (Itemize)

Operating Expenses:
Payroll - Insiders	$29,321.20	$391,286.79
Payroll - Other Employees	$7,606.34	$167,032.11
Payroll Taxes	$2,008.85	$40,687.47
Other Taxes (Itemize)
Depreciation and Amortization	$1,436.41	$33,213.26
Rent Expense - Real Property	$9,445.40	$115,344.80
Lease Expense - Personal Property
Insurance	$6,353.68	$61,939.69
Real Property Taxes	$-	$2,178.97
Telephone and Utilities	$751.19	$37,401.15
Repairs and Maintenance
Travel and Entertainment (Itemize) business meals and parking	$307.66	$6,127.73
Miscellaneous Operating Expenses (Itemize) see attached	$8,673.70	$123,605.63
Total Operating Expenses	$(65,904.43)	$(978,817.60)

Net Gain/(Loss) from Operations	$204,216.57	$1,178,693.32

Non-Operating Income:
Interest Income
Net Gain on Sale of Assets (Itemize)
Other (Itemize)	$-	$42,899.00
Total Non-Operating Income	$-	$42,899.00

Non-Operating Expense:
Interest Expense	$4,626.11	$56,692.94
Legal and Professional (Itemize)	$(6,417.37)	$538,579.57
Other (Itemize)
Total Non-Operating Expenses	$1,791.26	$(595,272.51)

NET INCOME/(LOSS)	$206,007.83	$626,319.81